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                                                                     EXHIBIT 4.1

                         APPLICATION AND AGREEMENT FOR
                  SERVICE AFFILIATION AS A MEMBER-PATRON WITH
                         UNIFIED WESTERN GROCERS, INC.
                                      AND
                         PLEDGE AND SECURITY AGREEMENT



     The undersigned applies for affiliation as a member-patron ("Member-Patron" or "Member") with Unified Western Grocers, Inc. ("Unified Western") in accordance with the following to which the undersigned agrees:

     1. To qualify for and retain such affiliation as a Member-Patron ("Membership"), the undersigned must:

     (a) Be of good and approved financial standing engaged in selling groceries and related merchandise at retail or wholesale.

     (b) Patronize Unified Western in such amounts and manner as may be prescribed from time to time by its Bylaws or its rules and regulations or policies for the servicing of Member accounts (the "Service Rules").

     (c) Purchase and hold one hundred shares of Unified Western's Class A Shares and such amount of its Class B Shares as may be specified by requirements regarding the holding of Class B Shares as may from time to time be established by Unified Western's Board of Directors.

     (d) Execute such further agreements as may from time to time be required of Member-Patrons, including but not limited to an agreement subordinating deposits.

     (e) Comply with the conditions and agreements contained in this Application and Agreement ("this Agreement"), with each other agreement which the undersigned may enter into with Unified Western or any of its subsidiaries, with Unified Western's Articles of Incorporation and Bylaws and with the Service Rules.

     2. Acceptance of this application for Membership is subject to approval by the Board of Directors of Unified Western.

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     3. Subject to the obligations of the undersigned under any supply contract, the undersigned may terminate membership at any time by written resignation. The undersigned's membership may be terminated by Unified Western at any time upon the undersigned's failure to meet any requirement of Membership hereunder or otherwise now or hereafter in effect or upon the occurrence of any event now or hereafter set forth in the Bylaws as a ground for termination of Membership. Termination, however, shall neither release nor discharge any obligations incurred by the undersigned, or any of them, to Unified Western or any of its subsidiaries. Membership does not obligate Unified Western to make any sale of merchandise or services or any extension of credit. Membership is not transferable either voluntarily or by operation of law.

     4. The undersigned agrees to comply with Unified Western's Bylaws and the Service Rules, including without limitation, rules prescribing service fees, late payment charges, amounts and manner of purchases, required deposits, subordination of deposits, guarantees, credit requirements and other terms of service, purchases and payment of accounts.

     5. The undersigned will maintain such deposits with Unified Western as may be prescribed by its Bylaws or the Service Rules. In the event Membership is terminated, Unified Western, with respect to such deposits, shall only be obligated to return an amount which is equal to the amount of such deposits less all amounts that may be owing Unified Western or any of its subsidiaries.

     6. All Class A Shares and Class B Shares of Unified Western at any time held by the undersigned shall be governed by Division 8 of the California Uniform Commercial Code, the California Corporations Code, by Unified Western's Articles of Incorporation, its Bylaws and by this Agreement. Such shares are subject to restrictions on transfer and subject to redemption or repurchase by Unified Western on termination of the undersigned's membership and on other events, all as provided in Unified Western's Articles of Incorporation or Bylaws.

     7. Unified Western or its nominee shall have an exclusive right to purchase said Class A Shares and Class B Shares upon or at any time after termination of my membership at a purchase price equal to the redemption or repurchase price for such shares as may be set forth in Unified Western's Articles of Incorporation or its Bylaws.

     8. All Class A Shares and Class B Shares at any time held by the undersigned are pledged to, and the certificates for said shares shall be held by, Unified Western to secure the prohibition against their transfer, to secure Unified Western's rights to purchase or redeem or repurchase said shares and as security for the payment of any and all obligations of the undersigned to Unified Western or any of its subsidiaries.

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     9. I authorize the Secretary of Unified Western, or any of his successors, without notice to me, to receive on my behalf notice of purchase or of redemption or repurchase of said Class A and/or Class B Shares, to surrender such shares for purchase or for redemption or repurchase and to receive the proceeds therefrom, and to such purposes I irrevocably appoint said Secretary and his successors and each of them with full powers of substitution, as my attorney in fact.

     10. In consideration of financial accommodation given, to be given, or continued to be given by Unified Western, or any of its subsidiaries, the undersigned grants to Unified Western a security interest in and assigns and pledges to Unified Western all Class A Shares and Class B Shares at any time held by the undersigned, the proceeds from their sale or redemption, all deposit accounts and all other accounts now or hereafter deposited with or held by Unified Western or any of its subsidiaries, and all property, money and funds of mine of every description now or hereafter held by Unified Western as a pledge or for safekeeping or otherwise (collectively "Collateral"), as security for the full and prompt payment and performance of any and all contracts, agreements obligations or liabilities of the undersigned, or any of them, to Unified Western, or any of its subsidiaries, existing at any time (collectively "Obligations"). At the option of Unified Western and without necessity of demand or notice, all or any part of the Obligations shall immediately become due and payable irrespective of any agreed maturity, upon the happening of any of the following events: (1) termination of membership, (2) default in any requirement of membership, (3) failure to pay or perform any of the Obligations or any part thereof when due, (4) the levy of any attachment, execution, or other process against the undersigned, or any of them, or any of the Collateral, (5) the death, insolvency or failure in business of the undersigned, or any of them, (6) the commission of an act of bankruptcy or the making of an assignment for the benefit of creditors by the undersigned, or any of them, or (7) the filing by or against the undersigned, or any of them, of any petition or action for relief under any bankruptcy, arrangement, reorganization, insolvency, or moratorium law, or any other law for the relief of or relating to debtors. Upon the happening of any of the foregoing specified events, any agreement for further financial accommodation by Unified Western or any of its subsidiaries shall terminate at its option.

          I irrevocably appoint Unified Western's Secretary and his successors, with powers of substitution, as the undersigned's attorney in fact, in the undersigned's name, to give such notices and file such financing or other statements as Unified Western may choose, with respect to any security whether granted hereby or otherwise.

     11. In the event that it is necessary for Unified Western to employ an attorney for the collection of any amounts owing it, the undersigned agrees to pay all costs involved including reasonable attorneys' fees.

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     12. Any forbearance, failure, or delay by Unified Western in exercising any right, power, or remedy hereunder or otherwise shall not be deemed to be a waiver of such right, power, or remedy, and any single or partial exercise of any right, power, or remedy hereunder or otherwise shall not preclude the further exercise thereof; and every right, power, and remedy of Unified Western shall continue in full force and effect until such right, power, or remedy is specifically waived by an instrument in writing executed by Unified Western.

     13. If this Agreement is executed by more than one person, each of the agreements contained herein shall be joint and several obligations of the undersigned. As used in this Agreement, the terms "I," "me" and "my" refer to the undersigned, and each of them.

     14. The undersigned acknowledges receipt of a copy of Article VIII of the Bylaws of Unified Western and hereby consents that the amount of any distributions with respect to the undersigned's patronage, which are made in written notices of allocation (as defined in 26 United States Code Section 1388) and which are received by the undersigned from Unified Western, will be taken into account by the undersigned at their stated dollar amounts in the manner provided in 26 United States Code Section 1385(a) in the taxable year in which such written notices of allocation are received by the undersigned. This consent shall remain in effect until revoked in the manner provided in 26 United States Code Section 1388.

     15. The validity, construction and performance of this Agreement shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of California.

     16. Any notice, demand or other communication which Unified Western is required or desires to give to the undersigned, or any of them, may be either served personally at or sent by prepaid, first-class mail to the address set forth below. Any such notice, demand or communication shall be deemed given to the undersigned, and each of them, upon delivery to said address, if personally served, and within 48 hours from the time of deposit in the United States mail, if served by mail. The address of the undersigned may be changed only by giving written notice to Unified Western at its principal office, but such change shall not be deemed effective until actually received. Any other notice which the undersigned may desire to give shall be given to Unified Western at its principal office but shall not be deemed given until actually received.

     17. If any term or provision of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid, illegal or unenforceable, the remainder of this Agreement or the application of such term or provision to any person or circumstances other than those as to which it is invalid, illegal or enforceable shall not be

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affected thereby and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.


                   _______________________________________________
                   Name of Applicant (print or type)

Dated: _____, 2000 By: ___________________________________________

            Signature: ___________________________________________

                  Its: ___________________________________________

                   By: ___________________________________________

            Signature: ___________________________________________

                  Its: ___________________________________________



                 Mailing Address
                 (print or type)

                 _________________________________________________
                 Number and Street

                 _________________________________________________
                 City                   State         Zip

                 _________________________________________________
                 Telephone Number

                 Applicant is:[_] a sole proprietorship; [_] a partnership; [_]a corporation; [_] a limited liability company; [_] other.

                 Applicant is an affiliate of
                 The following existing
                 Member-Patron:  _________________________________
                                    Print Name

                 The basis of affiliation is:  ___________________

                 _________________________________________________

                 Federal Taxpayer Identification No.:  ___________

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                           APPLICATION ACKNOWLEDGMENT


1.   We hereby acknowledge receipt of payment for the following:

     Application Fee                                     $

     One hundred shares Class A Shares or 10%
     down payment to be applied toward the purchase
     of one hundred Class A Shares*                      $

     To be placed in Deposit Fund Account                $

     TOTAL PAYMENT*                                      $


2.   We hereby acknowledge that Applicant is an affiliate              [_]
     of the existing member-patron described above and waive the requirement that Applicant purchase
     Class A Shares.

3.   The Applicant is accepted with the effective date set forth below.

4. Unified Western Grocers, Inc. agrees that it will distribute its net earnings from business transacted by it with its member-patrons and associate-patrons in accordance with the provisions of Article VII of its Bylaws which provisions are subject to revision or deletion at any time from time to time by Unified Western, provided however any such revision or deletion shall be effective prospectively only.

                              UNIFIED WESTERN GROCERS, INC.


                              By:  _______________________________



Effective date:  _______________,
Account No.:  ________________________
Account Name (Print):  ______________________

_________________
* Based on prior fiscal year-end book value; estimated if not determined on the date of this agreement and subject to adjustment to actual when prior year-end book value is determined.
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